AMENDMENT

This AMENDMENT (this "**Amendment**"), dated as of March 31, 2009, is entered into by and between STOCKERYALE, INC., a Massachusetts corporation (the "**Company**") and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent ("**LV**") for VALENS U.S. SPV I, LLC, a Delaware limited liability company ("**VUS**" and together with LV, the "**Creditor Parties**" and each a "**Creditor Party**") amends that certain Security and Purchase Agreement dated as of June 28, 2006 by and among the Company and Laurus Master Fund, Ltd. ("**Laurus**") (as amended, restated, modified and/or supplemented from time to time, the "**Security Agreement**" and together with the Ancillary Agreements referred to in the Security Agreement, collectively, the "**Documents**") (it being understood that all of Laurus' right, title and interests in and under the Documents has been assigned to VUS). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Documents, as applicable.

WHEREAS, the Company and the Creditor Parties have agreed to make certain changes to the Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1(a) The Creditor Parties and the Company agree that Annex A to the Security Agreement is hereby amended by (i) deleting the definition of "Inventory Availability" appearing therein and inserting the following new definition in lieu thereof:

> ""Inventory Availability" means (i) for the period commencing on December 22, 2008 and through and including June 28, 2009, the lesser of (a) the sum of fifty five percent (55%) of the value of each Company's and Stockeryale Canada's Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis) and (b) $1,500,000."

1(b) Laurus and the Company hereby agree that the second paragraph of that certain Overadvance Letter dated March 31, 2008 by and between Laurus and the Company (the "March 31 Overadvance Letter") is hereby deleted and the following paragraph be inserted in lieu thereof:

> "Subject to satisfaction of the Overadvance Conditions (as defined below), Laurus is hereby notifying the Company of its decision to exercise the discretion granted to it pursuant to Section 2(a)(i) of the Security Agreement to make Loans to the Company in excess of the Formula Amount then in effect (the "Overadvances") in an amount requested by the Company not to exceed $500,000 in the aggregate (the "Maximum Overadvance Amount"). The Overadvance shall be payable in full on June 28, 2009, subject to acceleration following the occurrence of an Event of Default or other termination of the Security Agreement. Once repaid in part or in full, the Overadvance may not be reborrowed. The Overadvance may be repaid at anytime in whole or in part with or without notice and without penalty of any kind or nature."

1(c) In consideration for the transactions contemplated by this Amendment, the Company hereby agrees to pay Two Hundred Thousand Dollars ($200,000) (the "Risk Premium") to VUS on June 30, 2010 if the Obligations under the Note shall have been irrevocably satisfied in full and the Note terminated and cancelled on or before May 15, 2009 ("Early Payoff Date"). If the Obligations under the Note have not been irrevocably satisfied in full and the Note terminated and cancelled on or before the Early Payoff Date, the Risk Premium due and payable to VUS on June 30, 2010 shall be Four Hundred Thousand Dollars ($400,000).

2. The amendments set forth above shall be effective as of the date first above written (the "**Amendment Effective Date**") on the date when the Company and each Creditor Party shall have executed and the Company shall have delivered to LV its respective counterpart to this Amendment.

3. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other related forms, and the terms and provisions of the Documents and other related forms shall remain in full force and effect.

4. From and after the date first written above, all references to the Documents shall be deemed to be references to the Documents as modified hereby.

5. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company's determination that this Amendment is material. The Company agrees to file an 8-K within 4 business days following the date hereof and in the form otherwise prescribed by the SEC.

6. The Company hereby represents and warrants to the Creditor Parties that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company under the Documents are true, correct and complete, and (iii) on the date hereof, the Company's covenant requirements have been met under the Documents.

7. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. **THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.** This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.



[Signature Page Follows]

IN WITNESS WHEREOF, the Company and each Creditor Party has caused this Amendment to be signed in its name effective as of March 31, 2009.

STOCKERYALE, INC.

By: ______________________
Name: Bhoidge
Title: CEO

LV ADMINISTRATIVE SERVICES, INC.
as agent

By: ______________________
Name:
Title:

VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC, its investment manager

By: ______________________
Name:
Title: